UNITED FIRE GROUP, INC.
CEDAR RAPIDS, IOWA

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card / Voting Instruction Form

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees for Class B director terms expiring in May 2016.

	For	Withhold
01 - John-Paul E. Besong	☐	☐
02 - James W. Noyce	☐	☐
03 - Mary K. Quass	☐	☐
04 - John A. Rife	☐	☐
05 - Kyle D. Skogman	☐	☐

B Issues

The Board of Directors recommends a vote FOR the following proposals:

	For	Against	Abstain
2. To ratify the Audit Committee's appointment of Ernst & Young LLP as United Fire Group, Inc's. independent registered public accounting firm for 2013.	☐	☐	☐
3. To adopt the following resolution: "RESOLVED, that the compensation paid to United Fire Group, Inc.'s named executive officers as described in the Proxy Statement under "Executive Compensation," including the Compensation Discussion and Analysis, the compensation tables and other narrative disclosure contained therein, is hereby APPROVED."	☐	☐	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear(s) hereon. If shares of stock are held of record in the name of two or more persons, both or all of such persons should sign the Proxy Card / Voting Instruction Form. Trustees, executors, administrators, etc. should include title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the Proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 5 9 3 3 8 2

01M0XC

Proxy — United Fire Group, Inc. - May 15, 2013, 10:00 A.M.

PROXY CARD / VOTING INSTRUCTION FORM SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

With respect to any shares represented by this Proxy Card / Voting Instruction Form that are held in the United Fire Group, Inc. 401(k) Plan (the "401(k) Plan"), the person(s) signing on the reverse side direct(s) Charles Schwab & Co., as Trustee of the 401(k) Plan, to vote all such shares on the matters shown and in the manner directed on the reverse side hereof. If you wish to vote your shares allocated to the 401(k) Plan, you cannot do so in person. You must use this Proxy Card / Voting Instruction Form or submit your voting instructions via the telephone or Internet. If you do not return your signed Proxy Card / Voting Instruction Form or provide telephone or Internet voting instructions on a timely basis for the shares allocated to the 401(k) Plan, or if you return a signed Proxy Card / Voting Instruction Form but do not indicate how the shares should be voted on a matter, the Trustee of the 401(k) Plan will vote the shares allocated to the 401(k) Plan in the same proportion as the instructions it receives from all participants submitting voting instructions.

With respect to any shares represented by this Proxy Card / Voting Instruction Form that are held in the United Fire Group, Inc. Employee Stock Ownership Plan (the "ESOP"), the person(s) signing on the reverse side direct(s) Timothy G. Spain and Michael T. Wilkins, as Trustees of the ESOP, to vote all such shares on the matters shown, and in the manner directed on the reverse side hereof. If you wish to vote your shares allocated to the ESOP, you cannot do so in person. You must use this Proxy Card / Voting Instruction Form or submit your voting instructions via the telephone or Internet. If you do not return your signed Proxy Card / Voting Instruction Form or provide telephone or Internet voting instructions on a timely basis for the shares allocated to the ESOP account, or if you return a signed Proxy Card / Voting Instruction Form but do not indicate how the shares should be voted on a matter, the Trustees of the ESOP will not vote the shares allocated to the ESOP account.

Except as described in the above paragraphs, the person(s) signing on the reverse side hereby appoint(s) Jack B. Evans and Neal R. Scharmer, and each of them, as proxies, with full power of substitution and with all powers the person(s) signing on the reverse side would possess if personally present at the annual meeting of shareholders, to represent and vote, as designated on the reverse, all shares of common stock the person(s) signing on the reverse side is/are entitled to vote at the annual meeting of shareholders of the Company to be held at its office building located at 109 Second Street SE in Cedar Rapids, Iowa, on May 15, 2013 at 10:00 A.M. (Central Time) and at any adjournment(s) or postponement(s) thereof:

(1) as specified upon the proposals listed on the reverse and as more particularly described in the Company's Notice of 2013 Annual Shareholders Meeting and accompanying Proxy Statement; and

(2) in their discretion upon such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL LISTED NOMINEES LISTED; AND FOR PROPOSALS 2, 3.

Whether or not you plan to attend the 2013 Annual Shareholders Meeting, please mark, sign, date and return this Proxy Card / Voting Instruction Form using the enclosed envelope.

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼